Exhibit 99.1

INTERPHARM LOGO




FOR IMMEDIATE RELEASE:
CONTACTS:                     MEDIA CONTACT:             INVESTOR RELATIONS
Interpharm Holdings, Inc.     John Scally                CONTACT:
George Aronson, CFO           G.S. Schwartz & Co.        Carl Hymans
631-952-0214                  212-725-4500 ext. 338      G.S. Schwartz & Co.
                              JSCALLY@SCHWARTZ.COM       212-725-4500 ext. 310
                                                         CARLH@SCHWARTZ.COM




                    INTERPHARM ANNOUNCES REVENUE AND EARNINGS
            FOR THE THREE AND NINE-MONTH PERIODS ENDED MARCH 31, 2004

THIRD QUARTER FINANCIAL HIGHLIGHTS           NINE-MONTH FINANCIAL HIGHLIGHTS

o   Revenue increased  57%                   Revenue increased  51%

o   Gross profit rose 106%                   Gross profit rose 88%

o   Gross margin percentage increased 5.9%   Gross margin percentage increased
                                                 4.5%
o   Operating income increased 93%
                                             Operating income increased 122%
o   Net income rose 105%
                                             Net income rose 143%


COMMACK, N.Y., May 17, 2004 -- Interpharm Holdings, Inc. (Amex: IPA), a manufacturer and distributor of generic pharmaceutical drugs, today announced financial results for the three and nine-month periods ended March 31, 2004.

For the quarter ended March 31, 2004, the Company generated revenue of $11.3 million, compared to $7.2 million during the same period in 2003. Net income for the fiscal 2004 third quarter was $984,000, versus net income of $481,000, for the quarter ended March 31, 2003.

For the nine-months ended March 31 2004, revenue was $29.9 million, compared to $19.8 million for the same period in 2003. Net income for the nine-months ended March 31, 2004 was $2.2 million, compared to net income of $920,000 for the same period in 2003.

Basic and diluted earnings per share data are as follows:

                                    FOR THE THREE MONTHS     FOR THE NINE MONTHS
                                       ENDED MARCH 31,         ENDED MARCH 31,
                                      2004        2003        2004        2003
                                    --------    --------    --------    --------
Basic Earnings per Share            $ 0.05      $ 0.06      $ 0.11      $ 0.11
Diluted Earnings per Share          $ 0.01      $ 0.01      $ 0.03      $ 0.03



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Revenue increases for the 2004 fiscal third quarter was primarily attributable to sales of Atenolol, Allopurinol and Naproxen, which totaled approximately $4 million during the quarter. During the same period last year Interpharm did not produce Atenolol or Allopurinol, and Naproxen sales were approximately $265,000.

Likewise, revenue increases for the nine-months ended March 31, 2004 were primarily attributable to sales of Atenolol, Allopurinol and Naproxen, which totaled approximately $11.4 million. During the same period in 2003, Interpharm did not produce Atenolol or Allopurinol, and Naproxen sales were approximately $750,000. Sales of drugs other than Atenolol, Allopurinol and Naproxen decreased by approximately $500,000 during the nine-month period ended March 31, 2004, due to management's decision to temporarily reassign available manufacturing capacity to higher margin products.

The Company's gross profit percentage for the three and nine-month periods ended March 31, 2004 were 24.9% and 23.0%, respectively. This represents an increase of 5.9 and 4.5 percentage points, respectively, from the same periods a year ago. The Company attributes its increasing margins primarily to the diversification of its product line and increased manufacturing efficiency.

Interpharm Holdings Chief Executive Officer Dr. Maganlal Sutaria stated, "We are very pleased with our results during the third quarter. They clearly demonstrate the success of our continuing commitment to expand our product lines, increase production capacity and develop mutually beneficial strategic alliances. Our expansion efforts are moving forward on plan with our contract to purchase an additional 100,000 square foot manufacturing facility in Yaphank, New York. This, combined with our current R&D efforts, position us well to continue to capture greater market share in our existing product line while diversifying into new higher margin drugs."

Research and development costs remain on budget with approximately $1.7 million allocated through December 31, 2004. R&D objectives are focused on increasing Interpharm's pipeline of drugs in various stages of development. In March 2004, Interpharm obtained FDA approval for an Abbreviated New Drug Application for Hydrocodone Bitartrate and Ibuprofen Tablets, 5 mg/200 mg. This product is a new lower strength version of Hydrocodone Bitartrate and Ibuprofen Tablets, 7.5 mg/200 mg, which is the generic equivalent of the branded drug Vicoprofen(R). The Company believes that this new dosage strength will fill a void in the market for individuals, such as elderly and young patients, who might exhibit a certain level of intolerance to the higher dosage of Hydrocodone Bitartrate. Interpharm is the first company to have obtained approval to manufacture Hydrocodone Bitartrate and Ibuprofen Tablets in the 5 mg/200 mg dosage.

On May 5, 2004 the Company announced that it had obtained a $21 million credit facility. The new credit facility consists of approval for a $7.4 million mortgage, which is subject to customary closing conditions, for the purchase of the Company's second manufacturing plant in Yaphank, New York. In addition, the credit facility consists of $8.6 million of credit lines primarily to acquire new equipment and for renovations, and a $5 million credit line for working capital and general corporate purposes, and replaces an aggregate credit facility of $7 million. The credit lines are terminable by the bank at any time as to undrawn amounts.

The Company anticipates closing the purchase of the additional manufacturing facility in Yaphank during the current quarter. Upon closing and FDA approval, this facility will approximately double the Company's current available space and provide sufficient additional acreage for potential further expansion of the Company's production facilities in the future. Pending FDA approval, Interpharm may use the new facility for warehousing and other activities, thereby creating additional capacity in the Company's current location.





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ABOUT INTERPHARM

Interpharm develops, manufactures and markets over 20 generic prescription strength and over-the-counter drugs. Interpharm will continue to focus on growing organically through internal product development and leveraging its strength in efficient and cost effective manufacturing. In addition, Interpharm will also continue to seek consummation of mutually beneficial strategic alliances and collaborations. To accommodate Interpharm's anticipated growth, it has entered into a contract to acquire a production facility of approximately 100,000 square feet. This facility is on over thirty-seven acres of land, which will allow Interpharm the opportunity to increase production capacity in the future as the need arises. Interpharm has also significantly increased its research and development budget to accommodate its objective of increasing the number of drugs in development over the next twelve months.





FORWARD-LOOKING STATEMENTS

Statements made in this news release, may contain forward-looking statements concerning Interpharm's business and products involving risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, and additional competition from existing and new competitors, changes in technology, and various other factors beyond Interpharm's control. Other risks inherent in Interpharm's business are described in ATEC Group, Inc.'s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 2, 2003, Form 10-K, filed on September 29, 2003 Forms 10-Q filed on November 14, 2003 and February 17, 2004, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. The acquisition of Interpharm, Inc. is described in the foregoing proxy materials, as well as in ATEC's Form 8-K, filed with the Securities and Exchange Commission on February 27, 2003, our Form 8-K, filed on June 16, 2003 and our amended Form 8-K, filed on August 11, 2003. All information in this release is as of May 14, 2004. Interpharm undertakes no duty to update any forward-looking statements to conform the release to actual results or changes in its circumstances or expectations after the date of this release.



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INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------------------
                                   (UNAUDITED)
                                                     For The Three Months               For The Nine Months
                                                        Ended March 31,                   Ended March 31,
                                                     2004            2003            2004              2003
                                                     ----            ----            ----              ----

SALES, Net                                       $ 11,307,974    $  7,191,002    $ 29,889,553    $ 19,759,807

COST OF SALES (including related
party rent expense of $102,000
and $306,000 for the three months
and nine months ended March 31, 2004
and 2003, respectively)                             8,492,823       5,824,712      23,024,297      16,110,304
                                                 ------------    ------------    ------------    ------------

       GROSS PROFIT                                 2,815,151       1,366,290       6,865,256       3,649,503
                                                 ------------    ------------    ------------    ------------

OPERATING EXPENSES
  Selling, general and administrative expenses      1,165,945         502,552       3,059,780       1,713,970
  Related party rent expense                           18,000          18,000          54,000          54,000
  Research and development                             80,535          43,450         269,570         310,218
                                                 ------------    ------------    ------------    ------------

       TOTAL OPERATING EXPENSES                     1,264,480         564,002       3,383,350       2,078,188
                                                 ------------    ------------    ------------    ------------

       OPERATING INCOME                             1,550,671         802,288       3,481,906       1,571,315
                                                 ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES)
  Related party interest expense                         --           (40,812)           --          (134,874)
  Gain on sale of property and equipment                2,554            --             2,554            --
  Interest expense                                     (5,483)        (28,451)        (16,482)        (78,012)
  Interest income                                      11,208            --            16,413              63
                                                 ------------    ------------    ------------    ------------
       TOTAL OTHER INCOME  (EXPENSES)                   8,279         (69,263)          2,485        (212,823)
                                                 ------------    ------------    ------------    ------------

       INCOME BEFORE  INCOME TAXES                  1,558,950         733,025       3,484,391       1,358,492

PROVISION FOR INCOME TAXES                            575,420         252,450       1,249,325         438,300
                                                 ------------    ------------    ------------    ------------

       NET INCOME                                $    983,530    $    480,575    $  2,235,066    $    920,192
                                                 ============    ============    ============    ============

EARNINGS PER SHARE
  Basic earnings per share                       $       0.05    $       0.06    $       0.11    $       0.11
                                                 ============    ============    ============    ============
  Diluted earnings per share                     $       0.01    $       0.01    $       0.03    $       0.03
                                                 ============    ============    ============    ============

  Basic weighted average shares outstanding        18,457,790       6,151,178      17,389,913       6,151,178
                                                 ============    ============    ============    ============
  Diluted weighted average shares and                              35,935,062
                                                                 ============
   equivalent shares outstanding                   69,336,012                      68,692,467      35,935,062
                                                 ============                    ============    ============

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                   INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                     ASSETS

                                                       March 31,       June 30,
                                                          2004           2003

                                                       (Unaudited)    (Audited)
CURRENT ASSETS
  Cash and cash equivalents                           $ 1,770,650    $ 2,336,203
  Marketable securities, at fair market value              50,388         48,462
  Accounts receivable, net                              7,909,313      4,930,109
  Notes receivable, current                                  --        1,000,000
  Inventories                                           6,061,575      4,583,205
  Prepaid expenses and other current assets               401,565        224,149
  Deferred tax assets                                      23,500         23,500
                                                      -----------    -----------

            Total Current Assets                       16,216,991     13,145,628


  Property and equipment, net                           5,624,113      4,085,302
  Notes receivable, long-term                                --          524,092
  Deferred tax assets                                   2,537,900      2,537,900
  Deposits                                              1,069,279         45,873
                                                      -----------    -----------

            TOTAL ASSETS                              $25,448,283    $20,338,795
                                                      ===========    ===========


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                   INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 March 31,      June 30,
                                                                   2004           2003
                                                              -------------   ------------

(Unaudited) (Audited)
CURRENT LIABILITIES
  Lines of credit, bank                                       $    424,847    $  2,064,793
  Current maturities of bank notes payable                            --           224,241
  Accounts payable, accrued expenses, and other
   liabilities                                                   5,497,341       5,314,341
                                                              ------------    ------------

       Total Current Liabilities                                 5,922,188       7,603,375
                                                              ------------    ------------

OTHER LIABILITIES
  Bank notes payable, less current maturities                         --           237,521
  Other liabilities                                                 29,535          29,535
                                                              ------------    ------------

       Total Other Liabilities                                      29,535         267,056
                                                              ------------    ------------

       TOTAL LIABILITIES                                         5,951,723       7,870,431
                                                              ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stocks, 10,000,000 shares authorized; issued
   and outstanding - 7,195,876 and 7,300,876, respectively;
   aggregate liquidation preference of $5,494,080                  350,971         352,021
  Common stock, $.01 par value, 70,000,000 shares
   authorized; shares issued - 19,286,536 and 15,671,649,
   respectively                                                    192,865         156,717
  Additional paid-in capital                                    16,832,343      12,076,237
  Accumulated other comprehensive income                            13,505          11,579
  Retained earnings                                              2,904,744         669,678
  Treasury stock at cost, 624,145 shares at March 31, 2004
   and June 30, 2003                                              (797,868)       (797,868)
                                                              ------------    ------------

       TOTAL STOCKHOLDERS' EQUITY                               19,496,560      12,468,364
                                                              ------------    ------------

       TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                                  $ 25,448,283    $ 20,338,795
                                                              ============    ============
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                                       ###



ITEM 12.        RESULTS OF OPERATION AND FINANCIAL CONDITION
------------      --------------------------------------------------------------

         On May 17, 2004, Interpharm Holdings, Inc. (the "Company") issued a press release announcing financial results for the third quarter and nine-months ended March 31, 2003. A copy of the May 17, 2004 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         The information contained in this report on Form 8-K (including the exhibit) is being furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 INTERPHARM HOLDINGS, INC.

May 17, 2004                        By: /S/ GEORGE ARONOSON
                                       ---------------------
                                       George Aronson
                                       Chief Financial Officer




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